Exhibit 4.1

Execution Copy

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of the 17th day of April, 2014, by and among APIGEE CORPORATION, a Delaware corporation (the “Company”), each of the persons listed on Schedule A (each, an “Investor” and collectively, the “Investors”) and RAJVIR SINGH and S. ATIQ RAZA (the “Stockholders”). In addition, solely with respect to Sections 1 and 3 of this Agreement, each of the persons listed on Schedule A-1 shall be deemed an “Investor” hereunder.

RECITALS

WHEREAS, certain of the Investors currently hold, or have held in the past, shares of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”), Series B Preferred Stock (the “Series B Preferred Stock”), Series C Preferred Stock (the “Series C Preferred Stock”), Series D Preferred Stock (the “Series D Preferred Stock”), Series E Preferred Stock (the “Series E Preferred Stock”), Series F Preferred Stock (the “Series F Preferred Stock”), Series G Preferred Stock (the “Series G Preferred Stock”) and the Series G-1 Preferred Stock (the “Series G-1 Preferred Stock”);

WHEREAS, in connection with the Company’s prior sale of its Series G Preferred Stock, the Company and certain of the Stockholders and Investors entered into an Amended and Restated Investors’ Rights Agreement, dated as of July 26, 2013, and amended as of December 12, 2013 (the “Prior Agreement”);

WHEREAS, certain of the Investors are purchasing shares (the “Financing”) of the Company’s Series H Preferred Stock (the “Series H Preferred Stock,” and together with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series G-1 Preferred Stock, the “Preferred Stock”) pursuant to that certain Series H Preferred Stock Purchase Agreement of even date herewith and as amended from time to time (the “Series H Agreement”);

WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement; and

WHEREAS, in connection with the consummation of the Financing, the parties desire to enter into this Agreement in order to amend and restate the Prior Agreement and grant registration rights, information rights and other rights to the Investors and the Stockholders as set forth below.

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

AGREEMENT

NOW, THEREFORE, in consideration of these premises and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Prior Agreement is hereby amended and restated in its entirety and as follows:

SECTION 1

RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; REGISTRATION RIGHTS

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Advisory Investor” means any Investor (or transferee thereof) who, directly or indirectly, is advised by an investment advisor registered under the Investment Advisers Act of 1940, as amended.

(b) “Closing” shall mean the date of the initial sale of shares of the Company’s Series H Preferred Stock.

(c) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(d) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(e) “Holder” shall mean (i) any person who holds Registrable Securities, (ii) any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 1.11 hereof, and (iii) solely for purposes of Section 1 of this Agreement, any person who owns Series G Preferred Stock or Series G-1 Preferred Stock as listed on Schedule A-1 hereto.

(f) “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold not less than a majority of the outstanding Registrable Securities that are issued or issuable upon conversion of the Company’s Preferred Stock.

(g) “Investor” shall have the meaning ascribed to it in the preamble hereto.

(h) “Major Holder” shall mean (i) any Holder who (together with its affiliates) holds at least one million five hundred thousand (1,500,000) Shares (including Common Stock issued upon conversion of such Shares or any combination thereof (as presently constituted and subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and the like)) and (ii) any Advisory Investor.

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

(i) “Preferred Stock” shall have the meaning ascribed to it in the recitals hereto.

(j) “Qualified Public Offering” shall mean the first sale of the Company’s Common Stock at a price of not less than $2.91 per share (as adjusted for any stock dividends, stock splits, combinations, recapitalizations or the like) in an underwritten public offering registered under the Securities Act, other than a registration under Rule 145 under such Securities Act (or any successor thereto) or to an employee benefit plan of the Company, that results in gross offering proceeds (before deduction of underwriters’ discounts and commission relating to the issuance) to the Company of not less than $35,000,000 (as adjusted for any stock dividends, stock splits, combinations, recapitalizations or the like).

(k) “Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares; (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or security that is issued as) a dividend or other distribution with respect to or in exchange for, or in replacement of, the Shares, excluding in all cases, however, any Registrable Securities sold in a transaction in which rights under this Section 1 are not assigned; provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public; (iii) any other shares of Common Stock acquired by an Investor; and (iv) for the purposes of Sections 1.3, 1.7, 1.8, 1.11 and 1.15 hereof, Registrable Securities shall be deemed to include shares of Common Stock of the Company held by a Stockholder. The number of shares of “Registrable Securities” outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then-exercisable or convertible securities that are, Registrable Securities.

(l) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(m) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

(n) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

(o) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(p) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(q) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel described in Section 1.4 of this Agreement).

(r) “Series H Agreement” shall have the meaning ascribed to it in the recitals hereto.

(s) “Shares” shall mean the Preferred Stock held by the Investors listed on Schedule A, and solely for purposes of Section 1 hereof the Investors listed on Schedule A-1, or their respective assigns to whom rights hereunder are properly transferred in accordance with the terms of this Agreement.

1.2 Requested Registration.

(a) Request for Registration. If the Company shall receive from Initiating Holders at any time or times following the earlier of (i) November 29, 2016 or (ii) six (6) months after the effective date of the first sale of the Company’s Common Stock in an underwritten public offering registered under the Securities Act, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the aggregate proceeds of which (after deduction for underwriter’s discounts and expenses related to the issuance) will be not less than $15,000,000 (a “Registration Request”), the Company will:

(i) within ten (10) days of receipt thereof, give written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable, and in any event within sixty (60) days of receipt of such request, use its best efforts to effect such registration (including, without limitation, filing post effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after the date on which such written notice from the Company is mailed or delivered.

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.2:

(A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(B) After the Company has initiated two (2) such registrations pursuant to this Section 1.2(a) (counting for these purposes only registrations which have been declared or ordered effective and pursuant to which securities have been sold and registrations which have been withdrawn by the Holders as to which the Holders have not elected to bear the Registration Expenses pursuant to Section 1.4 hereof and would, absent such election, have been required to bear such expenses);

(C) During the period starting with the date forty-five (45) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date one hundred eighty (180) days after the effective date of, a company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(D) If, within thirty (30) days of receipt of a Registration Request, the Company delivers notice to the Holders of its intent to file a registration statement for its initial public offering within ninety (90) days; or

(E) If the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 1.5 hereof.

(b) Registration Statement. Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, and in any event within forty-five (45) days after receipt of the Registration Request or Registration Requests of the Initiating Holders; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company furnishes to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for the period during which such disclosure would be seriously detrimental, provided that (except as provided in clause (C) above) the Company may not defer the filing for a period of more than ninety (90) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve (12) month period.

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 1.2(d) hereof, include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

(c) Underwriting. The right of any Holder to registration pursuant to Section 1.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

(d) Procedures. If the Company shall request inclusion in any registration pursuant to Section 1.2 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 1.2, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 1 (including Section 1.12). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriter(s) are reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.2, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all holders of Registrable Securities that would otherwise be underwritten, and the number of shares to be included in the underwriting or registration shall be allocated first to the Initiating Holders and the other Investors on a pro rata basis based on the total number of Registrable Securities held by the Initiating Holders and the other Investors seeking to register shares, second to the Holders (other than the Initiating Holders and such other Investors which have so requested inclusion) on a pro rata basis based on the number of Registrable Securities held by such Holders seeking to register shares and third, to any other stockholder of the Company seeking to register shares that are not Registrable Securities. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.2(d), then the Company shall offer to all Holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with Section 1.13.

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

1.3 Company Registration.

(a) If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Section 1.2 or 1.5 hereof), other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, the Company will:

(i) promptly give to each Holder written notice thereof; and

(ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.3(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within twenty (20) days after the date on which such written notice from the Company described in clause (i) above is delivered by the Company. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 1.3, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. If the registration is the first Company-initiated registered offering of the Company’s securities to the general public, the Company may limit, to the extent so advised by the underwriters, the amount of securities (including Registrable Securities) to be included in the registration by the Company’s stockholders (including the Holders), or may exclude, to the extent so advised by the underwriters, such underwritten securities entirely from such registration (provided that in such event no other holder of registration rights is entitled to registration of securities in such offering), it being understood that prior to the exclusion of any Registrable Securities held (and being offered for registration) by an Investor, the Company shall

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

exclude securities held by stockholders that are not Holders hereunder (“non-Investor Holders”), up to all of the Registrable Securities held by such non-Investor Holders. If such registration is the second or any subsequent Company-initiated registered offering of the Company’s securities to the general public, the Company may limit, to the extent so advised by the underwriters, the amount of securities to be included in the registration by the Company’s stockholders (including the Holders); provided, however, that the aggregate value of the Registrable Securities to be included in such registration by the Holders may not be so reduced to less than thirty percent (30%) of the total value of all securities included in such registration (provided further that if an Investor is an employee of the Company, the representative of the underwriters may require that such employee not participate), and furthermore, it being understood that prior to the exclusion of any Registrable Securities held (and being offered for registration) by an Investor, the Company shall exclude Registrable Securities held by non-Investor Holders, up to all of the Registrable Securities held by such non-Investor Holders. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 1.13. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 1.13 hereof.

1.4 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.3 and 1.5 hereof, and the first two registrations pursuant to Section 1.2 hereof (including the reasonable fees of one counsel for the selling stockholders not to exceed $50,000 per registration) shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section 1.2 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 1.2 hereof, except in the event that such withdrawal is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 1.2, in which event the Company shall bear the Registration Expenses and such registration shall not be treated as a counted registration for purposes of Section 1.2 hereof, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

1.5 Registration on Form S-3.

(a) After its initial public offering, the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 1, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders); provided, however, that the Company shall not be obligated to effect any such registration if (i) the Holders propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000, or (ii) in the event that the Company shall furnish the certification described in paragraph 1.2(b)(ii) (but subject to the limitations set forth therein), provided, however, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.

(b) If a request complying with the requirements of Section 1.5(a) hereof is delivered to the Company, the provisions of Sections 1.2(a)(i) and (ii) (notwithstanding the language of clauses (A) through (D) of subsection (ii)) and Section 1.2(b) hereof shall apply to such registration, and provided that such registration shall not count as a registration under Section 1.2(a)(ii)(B). If the registration is for an underwritten offering, the provisions of Sections 1.2(c) and 1.2(d) hereof shall apply to such registration.

1.6 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

(a) Keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of the Company or an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one hundred twenty (120) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post effective amendment permit, in lieu of filing a post-effective amendment that (A) includes any prospectus required by Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(e) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 1.2 hereof, the Company will enter into an underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions.

(h) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(i) Register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

1.7 Indemnification.

(a) The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission included (or omitted) in reliance upon and in conformity with written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld, conditioned or delayed).

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

(b) Each Holder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, affiliates (as such term is defined in Rule 405 under the Securities Act) (“Affiliates”), legal counsel, and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder and other stockholder, and each of their officers, directors, and Affiliates, and each person controlling such Holder or other stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, Affiliates, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld). In no event shall any indemnity under this subsection 1.7(b), when taken together with any contribution under subsection 1.7(d), exceed the net proceeds from the offering received by such Holder.

(c) Each party entitled to indemnification under this Section 1.7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

(d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, however, that in no event shall any contribution by a Holder under this subsection 1.7(d), when taken together with any indemnity under subsection 1.7(b), exceed the net proceeds from the offering received by such Holder. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that in no event shall any indemnification or contribution by a Holder exceed, collectively, the net proceeds from the offering received by such Holder; and provided further, however, that the failure of the underwriting agreement to provide for or address a matter provided for or addressed by the foregoing provisions shall not be a conflict with the foregoing provisions and, in such event, the foregoing provisions shall control with respect to such matter.

(f) The obligations of the Company and Holders under this Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.8 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section l.

1.9 Limitations on Registration of Issues of Securities. From and after the date of this Agreement, the Company shall not, without the prior written consent of holders of two-thirds (2/3rds) of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are on parity with or more favorable than the registration rights granted to the Holders hereunder, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included.

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

1.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the securities to the public without registration, the Company agrees to use its best efforts to:

(a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

(c) So long as a Holder owns any Registrable Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

1.11 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 1 may be transferred or assigned by a Holder only to: (a) any Major Holder; (b) if the Holder is a partnership, partners, retired partners or affiliates of such Holder, including a limited partnership, fund, limited liability company or other investment entity managed by or under common investment management with such Holder; (c) if the Holder is a limited liability company, any member, former member or affiliates of such Holder, including a limited partnership, fund, limited liability company or other investment entity managed by or under common investment management with such Holder; (d) if the Holder is a corporation, any affiliated entity of such Holder; or (e) if the Holder is an individual, members of such Holder’s immediate family or a trust for the benefit of such Holder, provided that the Company is given written notice at the time of or within a reasonable time after such transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes the obligations of such Holder under this Section 1.

1.12 “Market Stand-Off” Agreement. If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, a Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the one hundred eighty (180) day period following the

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

effective date of a registration statement of the Company filed under the Securities Act (or such longer period as the underwriters or the Company shall request, if the Company is not an Emerging Growth Company under applicable U.S. securities laws and regulations, in order to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation, not to exceed thirty-four (34) days after the termination of the one hundred eighty (180) day period), provided that such agreement shall only apply to the first such registration statement of the Company, including securities to be sold on its behalf to the public in an underwritten offering. The foregoing provisions of this Section 1.12 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement or shares acquired in the Company’s initial public offering or in open market transactions on or after the date of the Company’s initial public offering and shall only be applicable to the Holders if all officers and directors of the Company (regardless of ownership percentage) and one percent (1%) or greater shareholders of the Company are required to enter into similar agreements; provided, however, that if any of the obligations described in this Section 1.12 are waived or terminated with respect to any of the securities of any such Holder, officer, director or one percent (1%) or greater shareholder (in any such case, the “Released Securities”), the foregoing provisions shall be waived or terminated, as applicable, to the same extent and with respect to the same percentage of securities of each Holder as the percentage of Released Securities represent with respect to the securities held by the applicable Holder, officer, director or one percent (1%) or greater shareholder. If the underwriters reasonably request, the Company will require its employees to be bound by the provisions of this Section 1.12. The underwriters in connection with the Company’s initial public offering are intended third party beneficiaries of this Section 1.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

The obligations described in this Section 1.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of the applicable periods.

1.13 Allocation of Registration Opportunities. In any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with registration rights (the “Other Shares”) requested to be included in a registration on behalf of the Holders or other selling stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Other Shares shall be excluded, pro rata, until the aggregate number of shares of Registrable Securities and Other Shares may be included in such registration. If, after the complete exclusion of Other Shares from such registration, the aggregate number of shares of Registrable Securities cannot be so included as a result of such limitations, the number of shares of Registrable Securities held by the Stockholders shall be excluded, pro rata, until the aggregate number of shares of Registrable Securities may be included in

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

such registration. If, after the complete exclusion of Registrable Securities held by the Stockholders from such registration, the aggregate number of remaining shares of Registrable Securities cannot be so included as a result of such limitations, the remaining shares of Registrable Securities shall be excluded, pro rata, until the aggregate number of shares of Registrable Securities may be included in such registration. In no event shall shares of Registrable Securities held by the Investors be excluded from such registration unless all Other Shares and all Registrable Securities held by the Stockholders have been completely excluded from such registration.

1.14 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.15 Termination of Registration Rights. The right of any Holder or Stockholder to request registration or inclusion in any registration pursuant to Section 1.2, 1.3 or 1.5 shall terminate at such time, following the Company’s initial underwritten public offering of its common stock pursuant to an effective registration statement, as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder or Stockholder may immediately be sold under Rule 144 during any ninety (90) day period without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1); provided, however, that the provisions of this Section 1.15 shall not apply to any Holder or Stockholder who owns more than one percent (1%) of the Company’s outstanding stock until such time as such Holder or Stockholder owns less than one percent (1%) of the outstanding stock of the Company.

SECTION 2

COVENANTS OF THE COMPANY

The Company hereby covenants and agrees, so long as a Holder owns any Registrable Securities, as follows:

2.1 Basic Financial Information. The Company will furnish, upon request, the following reports to each Holder: as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, an audited consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and audited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with United States generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized national standing selected by the Company’s Board of Directors or such other accounting firm as is reasonably acceptable to holders of a majority of the Shares.

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

2.2 Additional Information and Rights.

(a) The Company will furnish, upon request, to each Holder, as soon as practicable after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty five (45) days thereafter, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied, subject to changes resulting from normal year end audit adjustments, all in reasonable detail, except that such financial statements need not contain the notes required by generally accepted accounting principles; and

(b) The Company will permit each Holder to visit and inspect the properties of the Company, to examine its books of account and records and to discuss its affairs, finances and accounts with the Company’s officers and its independent public accountants, all at such reasonable times as may reasonably be requested; provided, however, that the Company shall not be obligated pursuant to this Section 2.2(b) to provide access to any information that it reasonably considers to be a trade secret or similar confidential information, unless such Holder enters into a confidentiality agreement in form and substance satisfactory to the Company.

2.3 Right of First Refusal. The Company hereby grants to each Major Holder a right of first refusal to purchase up to its pro rata share of New Securities (as defined in this Section 2.3) which the Company may, from time to time, propose to sell and issue. A Major Holder’s pro rata share, for purposes of this right of first refusal, is the ratio of the number of shares of Common Stock issuable upon conversion of the Shares owned by such Major Holder immediately prior to the issuance of New Securities, to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities, assuming full conversion of the Shares and exercise of all outstanding rights, options and warrants to acquire Common Stock of the Company, but excluding any unvested portion of such outstanding rights, options and warrants. This right of first refusal shall be subject to the following provisions:

(a) “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into or exercisable for capital stock; provided that the term “New Securities” does not include (i) securities issued upon conversion of the Shares; (ii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, or purchase of technology or other license rights; (iii) up to 54,200,310 shares of Common Stock to employees, directors, consultants or advisors under stock option, stock bonus or stock purchase plans or agreements or similar plans or agreements approved by the Company’s Board of Directors (including the nominees of Investors) (which number includes 14,708,711 shares of Common Stock issued and outstanding as of the date hereof as a result of exercises of options and direct grants of stock under such plans), provided that any options to purchase shares of Common

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Stock that expire or terminate pursuant to their terms or any stock repurchased by the Company at cost shall not be counted toward such maximum number unless and until such securities are regranted pursuant to the terms of any such plan, agreement or arrangement; (iv) securities issued to OEM’s, vendors or customers or to other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors (including the nominees of Investors) and provided that such securities are issued for other than primarily equity financing purposes; (v) securities issued to financial institutions or equipment lessors in connection with an equipment lease, loan or similar transaction approved by the Board of Directors (including the nominees of Investors) and provided that such securities are issued for other than primarily equity financing purposes, provided that the value of shares or other equity securities subject to such transactions shall be limited to $1,000,000 in the aggregate; (vi) securities issued in a public offering pursuant to a firmly underwritten registration under the Securities Act; (vii) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; (viii) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (vii) above; (ix) securities issued pursuant to the Series H Agreement, and (x) securities issued in a transaction in which (A) all Major Holders and their affiliates are treated in the same manner with respect to their rights under this Section 2.3; and (B) this right of first refusal has been expressly waived by the holders of at least a majority of the then outstanding Shares held by all Major Holders, including (i) Third Point Partners, L.P., Third Point Partners Qualified, L.P., Third Point Offshore Fund, Ltd., Third Point Ultra Ltd. and their respective affiliated entities (collectively, “Third Point”) and (ii) Holders advised by Wellington Management Company, LLP.

(b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Major Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Major Holder shall have ten (10) business days after any such notice is mailed or delivered to agree to purchase all or any portion of such Major Holder’s pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. The Company shall promptly, in writing, inform each Major Holder that elects to purchase all the shares available to it (a “Fully-Exercising Investor”) of any other Major Holder’s failure to do likewise. During the two (2) business day period commencing after such information is given, each Fully-Exercising Investor may elect to purchase up to that portion of the New Securities for which Major Holders were entitled to subscribe but which were not subscribed for by the Major Holders (“Over-Allotment Right”) that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Preferred Stock then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

(c) In the event the Major Holders fail to exercise fully the right of first refusal within the applicable period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of such agreement) to sell the New Securities respecting which the Major Holders’ right of first refusal option set forth in this Section 2.3 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Major Holders pursuant to Section 2.3(b). In the event the Company has not sold within such ninety (90) day period or entered into an agreement to sell the New Securities in accordance with the foregoing within ninety (90) days from the date of such agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Major Holders in the manner provided in Section 2.3(b) above.

(d) The right of first refusal set forth in this Section 2.3 may not be assigned or transferred, except that (i) such right is assignable by each Major Holder to (A) if the Major Holder is a partnership, partners, retired partners or affiliates of such Major Holder, including a limited partnership, fund, limited liability company or other investment entity managed by or under common investment management with such Major Holder; (B) if the Major Holder is a limited liability company, any member, former member or affiliates of such Major Holder, including a limited partnership, fund, limited liability company or other investment entity managed by or under common investment management with such Major Holder; (C) if the Major Holder is a corporation, any affiliated entity of such Major Holder, or (D) any other affiliate or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Major Holder, and (ii) such right is assignable between and among any of the Major Holders.

2.4 Stock Option Pool; Vesting. Unless otherwise approved by the Company’s Board of Directors, all service providers, including but not limited to employees and consultants, of the Company who shall purchase or receive options to purchase shares of the Company’s Common Stock following the date hereof shall be required to execute stock purchase or option agreements in a form approved by the Board of Directors providing for vesting of such shares over a forty-eight (48) month period at the rate of twenty-five percent (25%) of the shares one year from the date of hire and 1/48th of the shares per month thereafter and providing further for a right of repurchase in favor of the Company or its assigns with respect to future sales of such Common Stock by such persons. If such service providers are permitted to exercise unvested shares pursuant to their applicable stock purchase or option agreement, the repurchase option shall provide that upon termination of the service arrangement with such service provider, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws) retains the option to repurchase any unvested shares held by such service provider at the lesser of cost or the then fair value. Notwithstanding anything to the forgoing to the contrary, unless otherwise approved by the Company’s Board of Directors, grants to Company’s advisory board members will vest ratably over a two-year period.

2.5 Board of Director Meetings and Other Events; Expenses. The Company shall reimburse non-employee directors for their out-of-pocket travel expenses reasonably incurred in connection with attendance at board meetings (including any meeting of committees of the Board of Directors) and any other pre-approved meetings or events attended on the Company’s behalf and at the request of the Company. Such travel reimbursement shall be consistent with the Company’s travel reimbursement policies for its own employees.

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

2.6 Proprietary Information and Inventions Agreement. The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement substantially in a form approved by the Company’s counsel or Board of Directors.

2.7 Directors’ Liability and Indemnification. The Company’s Certificate of Incorporation and Bylaws, in each case as may be amended from time to time, shall provide (a) for elimination of the liability of directors to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law. The Company shall enter into indemnification agreements with each of its directors. The Company shall obtain and maintain in full force and effect director and officer liability insurance in amounts deemed appropriate by the Company’s Board of Directors unless the Board (including nominees of the Investors) determines that procuring such insurance is not in the best interest of the Company.

2.8 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Shares, all Common Stock issuable from time to time upon such conversion.

2.9 Employee Matters. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company shall be terminable at the will of the Company and each employee’s offer letter or other employment agreements will explicitly state that the employment is “at will”. No employee or consultant of the Company shall be granted the right to any material compensation, severance or option acceleration following termination of employment or termination of the consulting relationship with the Company without the approval of the Company’s Board of Directors (which shall include the nominees of the Investors). All compensation of the Company’s officers will be determined by a compensation committee elected by the Company’s Board of Directors (which shall initially be comprised of the nominees of Bay Partners, Norwest Venture Partners and Third Point). All employees in the Company’s subsidiary in India will enter into non-compete agreements on the Company’s standard form, a copy of which has been provided to the Investors.

2.10 Right to Conduct Activities. The Company hereby agrees and acknowledges that certain of the Investors are professional investment funds (the “Professional Investors”), and as such invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, neither the Professional Investors nor their affiliates shall be liable to the Company for any claim arising out of, or based upon, (a) the investment by the Professional Investors or their affiliates in any entity competitive with the Company, or (b) actions taken by any partner, officer or other representative of the Professional Investors or its affiliates to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise,

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

and whether or not such action has a detrimental effect on the Company; provided, however that the foregoing shall not relieve (x) the Professional Investors or any party from liability associated with the willful misuse of the Company’s confidential information obtained pursuant to Sections 2.1 or 2.2 hereof, or (ii) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

2.11 Voting Agreement. The Company covenants and agrees to cause each future employee of the Company who is granted stock award(s) or stock option(s) to purchase such number of shares of Common Stock equal to more than 1% of the fully diluted capital stock of the Company as of the date hereof to sign a counterpart signature page to the Amended and Restated Voting Agreement dated as of the date hereof between the Company and certain of its stockholders, and such employee shall be bound as a Stockholder or an Optionholder, as applicable, thereunder.

2.12 Termination of Covenants. The covenants set forth in this Section 2 shall terminate and be of no further force and effect after the time of effectiveness of the Company’s Qualified Public Offering; provided, further, that the covenants set forth in Section 2.3 (Right of First Refusal) shall also terminate and be of no further force and effect upon the closing of the Company’s sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger (other than a mere reincorporation), consolidation or other transaction or series of related transactions resulting in the exchange of the outstanding shares of the Company’s capital stock such that the stockholders of the Company prior to such transaction own, directly or indirectly, less than fifty percent (50%) of the voting power of the surviving entity.

SECTION 3

MISCELLANEOUS

3.1 Governing law. This Agreement shall be governed in all respects by the laws of the State of Delaware, as if entered into by and between Delaware residents exclusively for performance entirely within Delaware.

3.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

3.3 Entire Agreement; Amendment; Waiver. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and by holders of a majority of the Shares (which solely with respect to terms in Section 1 shall include Shares held by the Investors listed on Schedule A-1); provided, however, (i) that Section 1.1(k)(iv) shall not be amended without the approval of holders of a majority of the outstanding shares of Registrable Securities held by the Stockholders; (ii) that Sections 1.9 and 1.13 shall not be amended without the consent of the holders

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

of at least two-thirds of the then outstanding shares of Registrable Securities; (iii) that any amendment or waiver that affects the Holders of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, or Series H Preferred Stock shall not be effective without the consent of the holders of at least seventy percent (70%) of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, or Series H Preferred Stock, as applicable; and (iv) that the right of first refusal to purchase New Securities of the Company provided for in Section 2.3 cannot be waived with respect to any Holder advised by Wellington Management Company, LLP without the written consent of such Holder; provided, further, that any amendment or waiver which would materially and adversely affect any Holder in a manner that is disproportionate to the other Holders will be binding upon and enforceable against such Holder only with its prior written consent. Except as set forth in this Section 3.3, any such amendment, waiver, discharge or termination shall be binding on all the Holders (including the Investors listed on Schedule A-1).

3.4 Notices, etc. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing (a) if to an Investor, as indicated on the Schedule of Investors attached hereto as Schedule A and Schedule A-1, or at such other address as such holder shall have furnished to the Company in writing ten (10) days prior to any notice to be given hereunder, (b) if to the Company, at its principal office, Attention: Chief Executive Officer, or at such other address as the Company shall furnish to each Investor in writing ten (10) days prior to any notice to be given hereunder with copies (which shall not constitute notice) to David J. Segre and Mark B. Baudler, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304, or (c) if to a Stockholder, as indicated on the signature page hereto, or at such other address as the Stockholder shall furnish to the Company in writing ten (10) days prior to any notice to be given hereunder. All such notices and other written communications shall be deemed effectively given upon personal delivery to the party to be notified (or upon the date of attempted delivery where delivery is refused) or, if sent by electronic mail or telecopier, telex, telegram, or other facsimile means, upon receipt of appropriate written confirmation of receipt, or five (5) days after deposit with the United States Postal Service, by registered or certified mail, or one (1) day after deposit with next day air courier, with postage and fees prepaid and addressed to the party entitled to such notice.

3.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

3.6 Rights; Separability. Unless otherwise expressly provided herein, a Holder’s rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

3.7 Information Confidential. Each Holder acknowledges that the information received by them pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental body, and provided that any Holder may provide financial information to its partners or members as required by any partnership agreement or limited liability operating agreement, so long as any such partner or member agrees to treat this information as confidential information and to take no less care to protect the confidentiality of such information as such partner or member takes to protect its own confidential information.

3.8 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

3.9 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or electronic transmission), each of which shall be an original, but all of which together shall constitute one instrument.

3.10 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.11 Subsequent Closings. In the event that the Company shall conduct subsequent sales of Series H Preferred Stock pursuant to and in accordance with the terms of the Series H Agreement, any holder of such shares of Series H Preferred Stock shall be deemed an Investor with all of the rights of an Investor under this Agreement; provided, that as a condition thereto such Investor shall sign and deliver a counterpart signature page to this Agreement and the Company may update the Schedule of Investors attached hereto as Schedule A to include such new Investor without the consent of the Investors.

3.12 Prior Agreement. The Prior Agreement is hereby amended in its entirety and restated herein. All provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect.

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

3.13 Waiver of Right of First Refusal. Each Investor holding a right of first refusal to purchase new securities of the Company pursuant to Section 2.3 of the Prior Agreement (the “Existing Rights Holders”), by such party’s execution of this Agreement, hereby (i) waives, on behalf of itself and all other Investors, any and all rights it may have pursuant to such section to receive notice of the sale of the Series H Preferred Stock and to purchase any portion of the Series H Preferred Stock other than the number of shares of Series H Preferred Stock, if any, it is purchasing under the Series H Agreement and (ii) acknowledges that such Existing Rights Holder has received adequate notice of the Company’s intention to issue shares of its Series H Preferred Stock.

[Remainder of page intentionally left blank; signature pages follow.]

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

APIGEE CORPORATION, a Delaware corporation

By	/s/ Chet Kapoor
Chet Kapoor Chief Executive Officer

[Investors’ signature pages follow.]

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGES

INVESTORS:

Alpha Opportunities Fund

By: Wellington Management Company, LLP, as
investment adviser

By:	/s/ Steven M. Hoffman

Its: Steven M. Hoffman, Vice President and Counsel

Address: c/o Wellington Management Company, LLP
280 Congress Street
Boston, Massachusetts 02210

Phone:	(617) 790-7770

Fax:	(617) 289-5699

Mid Cap Stock Trust

By: Wellington Management Company, LLP, as
investment adviser

By:	/s/ Steven M. Hoffman

Its: Steven M. Hoffman, Vice President and Counsel

Address: c/o Wellington Management Company, LLP
280 Congress Street
Boston, Massachusetts 02210

Phone:	(617) 790-7770

Fax:	(617) 289-5699

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

Alpha Opportunities Trust

By: Wellington Management Company, LLP, as
investment adviser

By:	/s/ Steven M. Hoffman

Its: Steven M. Hoffman, Vice President and Counsel

Address: c/o Wellington Management Company, LLP
280 Congress Street
Boston, Massachusetts 02210

Phone:	(617) 790-7770

Fax:	(617) 289-5699

Northeast Utilities Service Company Master
Trust

By: Wellington Management Company, LLP, as
investment adviser

By:	/s/ Steven M. Hoffman

Its: Steven M. Hoffman, Vice President and Counsel

Address: c/o Wellington Management Company, LLP
280 Congress Street
Boston, Massachusetts 02210

Phone:	(617) 790-7770

Fax:	(617) 289-5699

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

Hartford Global Capital Appreciation Fund

By: Wellington Management Company, LLP, as
investment adviser

By:	/s/ Steven M. Hoffman

Its: Steven M. Hoffman, Vice President and Counsel

Address: c/o Wellington Management Company, LLP
280 Congress Street
Boston, Massachusetts 02210

Phone:	(617) 790-7770

Fax:	(617) 289-5699

Optimum Small-Mid Cap Growth Fund

By: Wellington Management Company, LLP, as
investment adviser

By:	/s/ Steven M. Hoffman

Its: Steven M. Hoffman, Vice President and Counsel

Address: c/o Wellington Management Company, LLP
280 Congress Street
Boston, Massachusetts 02210

Phone:	(617) 790-7770

Fax:	(617) 289-5699

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

Hartford Growth Opportunities HLS Fund

By: Wellington Management Company, LLP, as
investment adviser

By:	/s/ Steven M. Hoffman

Its: Steven M. Hoffman, Vice President and Counsel

Address: c/o Wellington Management Company, LLP
280 Congress Street
Boston, Massachusetts 02210

Phone:	(617) 790-7770

Fax:	(617) 289-5699

Quissett Investors (Bermuda) L.P.

By: Wellington Management Company, LLP, as
investment adviser

By:	/s/ Steven M. Hoffman

Its: Steven M. Hoffman, Vice President and Counsel

Address: c/o Wellington Management Company, LLP
280 Congress Street
Boston, Massachusetts 02210

Phone:	(617) 790-7770

Fax:	(617) 289-5699

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

Hartford Small Company HLS Fund

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman

Its: Steven M. Hoffman, Vice President and Counsel

Address: c/o Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210

Phone:	(617) 790-7770

Fax:	(617) 289-5699

Quissett Partners, L.P.

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman

Its: Steven M. Hoffman, Vice President and Counsel

Address: c/o Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210

Phone:	(617) 790-7770

Fax:	(617) 289-5699

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

John Hancock Funds II Small Cap Growth Fund

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman

Its: Steven M. Hoffman, Vice President and Counsel

Address: c/o Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210

Phone:	(617) 790-7770

Fax:	(617) 289-5699

The Hartford Capital Appreciation Fund

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman

Its: Steven M. Hoffman, Vice President and Counsel

Address: c/o Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210

Phone:	(617) 790-7770

Fax:	(617) 289-5699

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

John Hancock Pension Plan

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman

Its: Steven M. Hoffman, Vice President and Counsel

Address: c/o Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210

Phone:	(617) 790-7770

Fax:	(617) 289-5699

The Hartford Growth Opportunities Fund

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman

Its: Steven M. Hoffman, Vice President and Counsel

Address: c/o Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210

Phone:	(617) 790-7770

Fax:	(617) 289-5699

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

John Hancock Variable Insurance Trust

Small Cap Growth Trust

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman

Its: Steven M. Hoffman, Vice President and Counsel

Address: c/o Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210

Phone:	(617) 790-7770

Fax:	(617) 289-5699

The Hartford Small Company Fund

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman

Its: Steven M. Hoffman, Vice President and Counsel

Address: c/o Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210

Phone:	(617) 790-7770

Fax:	(617) 289-5699

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

Mid Cap Stock Fund

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman

Its: Steven M. Hoffman, Vice President and Counsel

Address: c/o Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210

Phone:	(617) 790-7770

Fax:	(617) 289-5699

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman

Its: Steven M. Hoffman, Vice President and Counsel

Address: c/o Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210

Phone:	(617) 790-7770

Fax:	(617) 289-5699

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

PINE RIVER MASTER FUND LTD.

By: Pine River Capital Management L.P.
Its: Investment Manager

Name:	/s/ Jeff Stolt
Jeff Stolt
Title:	Chief Financial Officer

NISSWA ACQUISITION MASTER FUND LTD.

By: Pine River Capital Management L.P.
Its: Investment Manager

Name:	/s/ Jeff Stolt
Jeff Stolt
Title:	Chief Financial Officer

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

BlackRock Global Long/Short Equity Fund, a series of BlackRock Funds

By: BlackRock Advisors, LLC
Its: Investment Adviser

By:	/s/ Raffaele Savi
Printed Name: Raffaele Savi
Title:	Managing Director

BlackRock Small Cap Growth Equity
Portfolio, a series of BlackRock Funds

By: BlackRock Advisors, LLC
Its: Investment Adviser

By:	/s/ Raffaele Savi
Printed Name: Raffaele Savi
Title:	Managing Director

BlackRock Master Small Cap Growth
Portfolio, a series of BlackRock Master LLC

By: BlackRock Advisors, LLC
Its: Investment Adviser

By:	/s/ Raffaele Savi
Printed Name: Raffaele Savi
Title:	Managing Director

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

The 32 Capital Master Fund SPC Ltd,
acting for and on behalf of Global Market
Neutral Segregated Portfolio

By: BlackRock Institutional Trust Company, N.A.
Its: Investment Manager

By:	/s/ Raffaele Savi
Printed Name: Raffaele Savi
Title:	Managing Director

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

NORWEST VENTURE PARTNERS VIII, LP
By: Itasca VC Partners VIII, LLP, General Partner

By:	NVP Associates, LLC,
Managing Member

By:	/s/ Bill Myers
Bill Myers

NORWEST VENTURE PARTNERS IX, LP
By: Genesis VC Partners IX, LLC, General Partner

By:	NVP Associates, LLC,
Managing Member

By:	/s/ Bill Myers
Bill Myers

NORWEST VENTURE PARTNERS XI, LP
By: Genesis VC Partners XI, LLC, General Partner

By:	NVP Associates, LLC,
Managing Member

By:	/s/ Bill Myers
Bill Myers

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

THIRD POINT PARTNERS, L.P.
By: Third Point LLC, as investment advisor

By:	/s/ James P Gallagher
Name:	James P Gallagher
Its:	CAO

THIRD POINT PARTNERS QUALIFIED, L.P.
By: Third Point LLC, as investment advisor

By:	/s/ James P Gallagher
Name:	James P Gallagher
Its:	CAO

THIRD POINT OFFSHORE MASTER FUND, L.P.
By: Third Point LLC, as investment advisor

By:	/s/ James P Gallagher
Name:	James P Gallagher
Its:	CAO

THIRD POINT ULTRA MASTER FUND L.P.
By: Third Point LLC, as investment advisor

By:	/s/ James P Gallagher
Name:	James P Gallagher
Its:	CAO

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

SAP VENTURES FUND I HOLDINGS, LLC,
A DELAWARE LIMITED LIABILITY COMPANY

By: SAP Ventures Fund I, L.P., a Delaware limited partnership its sole member

By: SAP Ventures GPE (I), L.L.C., a Delaware limited liability company its general partner

By:	/s/ Jai Das
Name:	Jai Das
Title:	Managing Member

SAP VENTURES FUND I HOLDINGS, LLC,
A DELAWARE LIMITED LIABILITY COMPANY

By: SAP Ventures Fund I, L.P., a Delaware limited partnership its sole member

By: SAP Ventures GPE (I), L.L.C., a Delaware limited liability company its general partner

By:	/s/ Nino Marakovic
Name:	Nino Marakovic
Title:	Managing Member

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

FOCUS VENTURES III, L.P.
By: Focus Ventures Partners III, LLC, its General Partner

By:	/s/ James Boettcher
Name:	James Boettcher, Managing Member

FV INVESTORS III, L.P.
By: Focus Ventures Partners III, LLC, its General Partner

By:	/s/ James Boettcher
Name:	James Boettcher, Managing Member

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

ENTREPRENEURS CAPITAL FUND VIII, LP
By:	Vilicus Ventures, LLC, its General Partner

By:	/s/ Jon P. Otterstatter
Its:	Jon P. Otterstatter, Managing Partner

ENTREPRENEURS CAPITAL FUND IX, LP
By:	Vilicus Ventures, LLC, its General Partner

By:	/s/ Jon P. Otterstatter
Its:	Jon P. Otterstatter, Managing Partner

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

BAY PARTNERS X, L.P.
By: Bay Management Company X, LLC, its General Partner

By:	/s/ Neal Dempsey
Its:	Manager

BAY PARTNERS X ENTREPRENEURS FUND, L.P.
By: Bay Management Company X, LLC, its General Partner

By:	/s/ Neal Dempsey
Its:	Manager

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

SAIYED ATIQ RAZA AND NOREEN
TIRMIZI RAZA, TRUSTEES, N & A RAZA
REVOCABLE TRUST, U/A/D/03/22/1997

/s/ S. Atiq Raza
S. Atiq Raza, Trustee

/s/ Noreen T. Raza
Noreen T. Raza, Trustee

RAZA FAMILY LLC

By:	/s/ S. Atiq Raza
Name:	S. Atiq Raza
Its:	Managing Member

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

/s/ Ravishankar Chandrasekaran
Ravishankar Chandrasekaran

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

ACCENTURE LLP, represented by Accenture Inc., Managing Partner

By:	/s/ Ronald J. Robert
Name: Ronald J. Robert
Title: Secretary

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

/s/ Alberto Yepez
Alberto Yepez

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

/s/ Arvind Sinha
Arvind Sinha

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

STOCKHOLDERS:

/s/ S. Atiq Raza
S. Atiq Raza

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

SCHEDULE A

LIST OF INVESTORS

Name:

Snailmarker & Co.

(for benefit of: Alpha Opportunities Fund)

Wellington Management Company, LLP

280 Congress Street

Boston, MA 02210

Attn: Emily D. Babalas

Snaildive & Co.

(for benefit of: Alpha Opportunities Trust)

Wellington Management Company, LLP

280 Congress Street

Boston, MA 02210

Attn: Emily D. Babalas

Snailcreek & Co.

(for benefit of: John Hancock Funds IISmall Cap Growth Fund)

Wellington Management Company, LLP

280 Congress Street

Boston, MA 02210

Attn: Emily D. Babalas

Stormbeach & Co.

(for benefit of: John Hancock Pension Plan)

Wellington Management Company, LLP

280 Congress Street

Boston, MA 02210

Attn: Emily D. Babalas

Beachcraft & Co.

(for benefit of: John Hancock Variable Insurance Trust Small Cap Growth Trust)

Wellington Management Company, LLP

280 Congress Street

Boston, MA 02210

Attn: Emily D. Babalas

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Name:

Snailreef & Co.

(for benefit of: Mid Cap Stock Fund)

Wellington Management Company, LLP

280 Congress Street

Boston, MA 02210

Attn: Emily D. Babalas

Cudd & Co.

(for benefit of: Hartford Global Capital Appreciation Fund)

Wellington Management Company, LLP

280 Congress Street Boston, MA 02210

Attn: Emily D. Babalas

Cudd & Co.

(for benefit of: Hartford Growth Opportunities HLS Fund)

Wellington Management Company, LLP

280 Congress Street

Boston, MA 02210

Attn: Emily D. Babalas

Cudd & Co.

(for benefit of: Hartford Small Company HLS Fund)

Wellington Management Company, LLP

280 Congress Street

Boston, MA 02210

Attn: Emily D. Babalas

Cudd & Co.

(for benefit of: The Hartford Capital Appreciation Fund)

Wellington Management Company, LLP

280 Congress Street

Boston, MA 02210

Attn: Emily D. Babalas

Cudd & Co.

(for benefit of: The Hartford Growth Opportunities Fund)

Wellington Management Company, LLP

280 Congress Street

Boston, MA 02210

Attn: Emily D. Babalas

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Name:

Cudd & Co.

(for benefit of: The Hartford Small Company Fund)

Wellington Management Company, LLP

280 Congress Street

Boston, MA 02210

Attn: Emily D. Babalas

Tunaship & Co.

(for benefit of: Mid Cap Stock Trust)

Wellington Management Company, LLP

280 Congress Street

Boston, MA 02210

Attn: Emily D. Babalas

Mac & Co.

(for benefit of: Northeast Utilities Service Company Master Trust)

Wellington Management Company, LLP

280 Congress Street

Boston, MA 02210

Attn: Emily D. Babalas

Mac & Co.

(for benefit of: Optimum Small-Mid Cap Growth Fund)

Wellington Management Company, LLP

280 Congress Street

Boston, MA 02210

Attn: Emily D. Babalas

Quissett Investors (Bermuda) L.P.

Wellington Management Company, LLP

280 Congress Street

Boston, MA 02210

Attn: Emily D. Babalas

Quissett Partners, L.P.

Wellington Management Company, LLP

280 Congress Street

Boston, MA 02210

Attn: Emily D. Babalas

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Name:

Pine River Master Fund Ltd.

c/o Pine River Capital Management L.P.

Attn: Legal

601 Carlson Parkway, Suite 330

Minnetonka, MN 55305

Nisswa Acquisition Master Fund Ltd.

c/o Pine River Capital Management L.P.

Attn: Legal

601 Carlson Parkway, Suite 330

Minnetonka, MN 55305

The 32 Capital Master Fund SPC Ltd.

55 East 52nd Street, 6th Floor New York, NY 10055

Attn: Jonathan Ross

Telephone: (212) 810-3248

Fax:

Email: jonathan.ross@blackrock.com

BlackRock Global Long/Short Equity Fund, a series of BlackRock Funds

BlackRock Small Cap Growth Equity Portfolio, a series of BlackRock Funds

BlackRock Master Small Cap Growth Portfolio, a series of BlackRock Master LLC

c/o BlackRock Advisors, LLC

Scientific Active Equity Group

400 Howard Street

San Francisco, CA 94105

Attn: Raffaele Savi

Email: raffaele.savi@blackrock.com

With a copy (which shall not constitute notice) to:

c/o BlackRock, Inc.

Office of the General Counsel

40 East 52nd Street

New York, NY 10022

Attn: David Maryles and Vincent Taurassi

Email: legaltransactions@blackrock.com

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Name:

Focus Ventures III, L.P.

525 University Ave, Ste 1400

Palo Alto, CA 94301

Attn: James H. Boettcher

Telephone: (650) 325-7400

Fax: (650) 325-8400

Email: Jim@FocusVentures.com

FV Investors III, L.P.

525 University Ave, Ste 1400

Palo Alto, CA 94301

Attn: James H. Boettcher

Telephone: (650) 325-7400

Fax: (650) 325-8400

Email: Jim@FocusVentures.com

Third Point Partners, L.P.

Third Point Partners Qualified, L.P.

Third Point Offshore Master Fund, L.P.

Third Point Ultra Master Fund L.P.

390 Park Avenue

New York, NY 10022

Attn: Robert Schwartz

Telephone: (212) 224-7406

Fax: (212) 318-2806

Email:Rob@ThirdPointVentures.com

SAP Ventures Fund I Holdings, L.L.C.

3408 Hillview Avenue

Palo Alto, CA 94304

Attn: Andrea Scholz

Telephone: (650) 849-3996

Fax: (650) 687-9097

Email: andrea@sapventures.com

Swadesh Family Trust

1055 Fremont Avenue

Los Altos, CA 94024

Attn: Rajvir Singh

Telephone: (408) 748-1730

Email: Rajfiber@aol.com

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Name:

Bay Partners X, LP

2180 Sand Hill Road, Suite 345

Menlo Park, CA 94025

Attn: Neal Dempsey

Telephone: (650) 854-1500

Fax: (650) 854-1515

Email: Neal@baypartners.com

Email: Maria@Baypartners.com

Bay Partners X Entrepreneurs Fund, LP

2180 Sand Hill Road, Suite 345

Menlo Park, CA 94025

Attn: Neal Dempsey

Telephone: (650) 854-1500

Fax: (650) 854-1515

Email: Neal@baypartners.com

Email: Maria@Baypartners.com

Norwest Venture Partners VIII, LP

525 University Ave, Ste 800

Palo Alto, CA 94301-1922

Attn: Promod Haque

Telephone: (650) 321-8000

Fax: (650) 321-8010

Email:Promod.Haque@nvp.com

Norwest Venture Partners IX, LP

525 University Ave, Ste 800

Palo Alto, CA 94301-1922

Attn: Promod Haque

Telephone: (650) 321-8000

Fax: (650) 321-8010

Email: Promod.Haque@nvp.com

Entrepreneurs Capital Fund VIII, LP

c/o Vilicus Ventures, LLC

10 South 5th Street, Ste 888

Minneapolis, MN 55402

Attn: Jon P. Otterstatter

Telephone: (612) 643-5060

Email: Jon@VilicusVentures.com

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Name:

Entrepreneurs Capital Fund IX, LP

c/o Vilicus Ventures, LLC

10 South 5th Street, Ste 888

Minneapolis, MN 55402

Attn: Jon P. Otterstatter

Telephone: (612) 643-5060

Email: Jon@VilicusVentures.com

Alberto Yepez

3067 East Ruby Hill Drive

Pleasanton, CA 94566

Telephone: (408) 691-3990

Fax: (925) 484-2642

Email: Alberto.Yepez@gmail.com

Goel Family Partnership

98 Ridgeview Drive

Atherton, CA 94027

Attn: Prabhu Goel

Telephone: (650) 224-7729

Fax: (650) 854-0593

Email: Prabhugoel@gmail.com

Cherukuri Family Living Trust

5788 Vitero Way

San Jose, CA 93138

Attn: Ravikrishna Cherukuri

Telephone: (408) 531-8876

Fax: (408)748-1732

Email: Cvravi@yahoo.com

GJ Trust

c/o Pillsbury Winthrop Shaw Pittman LLP

2550 Hanover Street

Palo Alto, CA 94304

Attn: Jorge del Calvo

Telephone: (650) 233-4500

Fax: (650) 233-4545

Email: Jorge@Pillsburylaw.com

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Name:

Evergreen Venture Fund V, LLC

c/o Pillsbury Winthrop Shaw Pittman LLP

2550 Hanover Street

Palo Alto, CA 94304

Attn: Jorge del Calvo

Telephone: (650) 233-4500

Fax: (650) 233-4545

Email: Jorge@Pillsburylaw.com

Sridar A. Iyengar Profit Sharing Plan

85 Fair Oaks Lane

Atherton, CA 94027

Attn: Sridar A. Iyengar

Telephone: (650) 324-0428

Fax: (650) 321-6234

Email: Sridar.Iyengar@gmail.com

Madhavan Living Trust

225 Alameda de las Pulgas

Atherton, CA 94027

Attn: Rajeev Madhavan

Telephone: (408) 565-7760

Fax: (408) 565-7871

Email:Rajeev.Madhavan@Reflektion.com

Raghavan Family Trust

21789 Mt Eden Rd.

Saratoga, CA 95070

Attn: Rajan Raghavan

Telephone: (408) 922-2761

Fax: (408) 790-6551

Email: Rajan@Ekulam.com

N&A Raza Revocable Trust

UAD 03-22-1997

1781 Arastradero Road

Palo Alto, CA 94304

Attn: Ati Raza

Telephone: (408) 434-5502

Fax: (408) 434-5599

Email: Atiq_Raza@yahoo.com

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Name:

Raza Family LLC

1781 Arastradero Road

Palo Alto, CA 94304

Attn: Ati Raza

Telephone: (408) 434-5502

Fax: (408) 434-5599

Email: Atiq_Raza@yahoo.com

Avtar Saini

Savera, Plot 212, 11th Road

Chembur, Mumbai 400071, India

Telephone: (91) 22-25297475

Email: Av.Saini@gmail.com

Sethuram Family Trust

27860 Fawn Creek Court

Los Altos Hills, CA 94022

Attn: Jay Sethuram

Telephone: (650) 947-4078

Fax: (650) 947-9078

Email: Jay@Sethuram.com

Arvind Sinha

1171 Crestline Drive

Cupertino, CA 95014

Email: Arvind.K.Sinha@gmail.com

Ravishankar Chandrasekaran

17628 Vineland Court

Monte Sereno, CA 95030

Telephone: (408) 206-7028

Email: Ravi.Chandra@yahoo.com

In-Q-Tel, Inc.

Attn: Matthew Strottman

2107 Wilson Boulevard, Ste 1100

Arlington, VA 22201

Telephone: (703) 248-3000

Fax: (703) 248-3001

Email: SSuk@iqt.org

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Name:

Juniper Networks, Inc.

1194 N. Mathilda Avenue

Sunnyvale, CA 94089

Attn: General Counsel

Telephone: (408) 745-2000

Fax: (408) 745-2100

Email: Sgreene@Juniper.net

NetOne Systems Co., Ltd.

2-2-8 Higashi Shinagawa

Shinagawa-ku

Tokyo Japan 140-8621

Attn: Mikio Yanashita

Telephone: +81-3-5462-0800 ext. 3138

Fax: +81-3-5462-0848

Email: M-Yanashita@Netone.co.jp

Satjiv Chahil

961 Los Altos Avenue

Los Altos, CA 94022

Telephone: (650) 949-5899

Fax: (650) 948-2019

Email: Satjiv@hp.com

Alak K. Deb

3230 Vintage Crest Drive

San Jose, CA 95148

Telephone: (408) 802-2855

Fax: (408) 531-1067

Email: Alak@Xambala.com

Ashok Jain

18630 Allendale Avenue

Saratoga, CA 95070

Telephone: (408) 674-1196

Fax: (408) 400-4101

Email: Ajain@Internetdevices.com

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Name:

E.S.P. Das

950 Park Avenue

New York, NY 10028

Telephone: (212) 288-0451

Fax: (212) 288-4695

Email: Lokamata@Ureach.com

The Deb Living Trust dtd 12/6/1999

3230 Vintage Crest Drive

San Jose, CA 95148

Attn: Alak K. Deb

Telephone: (408) 802-2855

Fax: (408) 531-1067

Email: Alak@Xambala.com

Accenture LLP

1345 Avenue of the Americas

New York, NY 10105

Attn.: John Coltsmann

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A-1

LIST OF INVESTORS OF INSIGHTSONE WHO RECEIVED SERIES G AND/OR

SERIES G-1 PREFERRED STOCK

Series G Stockholders:

Norwest Venture Partners XI, L.P.

Farzad Nazem and Nooshen Hashemi Living Trust Dated 07/10/95

Alameda Alpha, LLC

Series G-1 Stockholders:

Hasan, Waqar

Chand, Jagdish

Thomas, Joy

Tran, Lap

Bhargava, Rajesh

Kunchappan, Ashokkumar

Anand, Shubhasheesh

Mohan, Prem

Robert Dutcher

Sanjeev Srivastav

Barry, John W

Dao, Kim

Gulati, Vrishri

Gurram, Jyothi

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Hunt, Adam

Mejari, Shruti

Pathak, Sudhir

Sharma, Deepti

Tse, Lily

Vu, Jonathan

Shivaram, Akhilesh Bhargav Malvalli

Evans, William

Leskoveck, Jure

Buckby, Kevin

Salim, Sijith

Thukral, Jatinder

Valley, Qin

Roo, Pein-Yuan

Behnam, Ali

Morell, Michael

Wadehra, Anurag

Widom, Jennifer

APIGEE CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT